EXHIBIT 32
CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Computer Task Group, Incorporated, a New York corporation (the “Company”), does hereby certify with respect to the Annual Report of the Company on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission (the “Form 10-K”) that:

(1)	the Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to Computer Task Group, Incorporated and will be retained by Computer Task Group, Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 22, 2013	/S/ JAMES R. BOLDT
James R. Boldt Chairman and Chief Executive Officer

Date: February 22, 2013	/S/ BRENDAN M. HARRINGTON
Brendan M. Harrington Chief Financial Officer